EX-16(13)(c)(3)

AMENDMENT TO

SCHEDULE A

AMENDED AND RESTATED

EXPENSE LIMITATION AGREEMENT

THIS AMENDED SCHEDULE A lists the Funds and the Expense Limitation Amounts which are established pursuant to the Amended and Restated Expense Limitation Agreement dated April 26, 2019.

LVIP FUND NAME	STANDARD CLASS EXPENSE LIMIT	SERVICE CLASS EXPENSE LIMIT	EFFECTIVE DATE	TERMINATION DATE
Lincoln iShares® Fixed Income Allocation Fund	0.15%	N/A	May 1, 2022	April 30, 2023
Lincoln iShares® Global Growth Allocation Fund	0.20%	N/A	May 1, 2022	April 30, 2023
Lincoln iShares® U.S. Moderate Allocation Fund	0.19%	N/A	May 1, 2022	April 30, 2023
Lincoln Nasdaq-100 Buffer Fund Jun	0.62%	0.97%	May 1, 2022	April 30, 2023
Lincoln Nasdaq-100 Buffer Fund Sep	0.62%	0.97%	May 1, 2022	April 30, 2023
Lincoln Nasdaq-100 Buffer Fund Dec	0.62%	0.97%	May 1, 2022	April 30, 2023
Lincoln Nasdaq-100 Buffer Fund Mar	0.62%	0.97%	May 1, 2022	April 30, 2023
Lincoln S&P 500 Buffer Fund May	0.58%	0.93%	May 1, 2022	April 30, 2023
Lincoln S&P 500 Ultra Buffer Fund May	0.58%	0.93%	May 1, 2022	April 30, 2023
Lincoln S&P 500 Buffer Fund Aug	0.58%	0.93%	May 1, 2022	April 30, 2023
Lincoln S&P 500 Ultra Buffer Fund Aug	0.58%	0.93%	May 1, 2022	April 30, 2023
Lincoln S&P 500 Buffer Fund Nov	0.58%	0.93%	May 1, 2022	April 30, 2023
Lincoln S&P 500 Ultra Buffer Fund Nov	0.58%	0.93%	May 1, 2022	April 30, 2023
Lincoln S&P 500 Buffer Fund Feb	0.58%	0.93%	May 1, 2022	April 30, 2023
Lincoln S&P 500 Ultra Buffer Fund Feb	0.58%	0.93%	May 1, 2022	April 30, 2023
LVIP Baron Growth Opportunities Fund	0.93%	1.18%	May 1, 2022	April 30, 2023
LVIP BlackRock Advantage Allocation Fund	0.73%	0.98%	May 1, 2022	April 30, 2023
LVIP BlackRock Dividend Value Managed Volatility Fund [1]	0.675%	0.925%	May 1, 2022	April 30, 2023
LVIP BlackRock Global	0.71%	0.96%	April 1, 2022	April 30, 2023

1 May be amended only with Board consent.

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LVIP FUND NAME	STANDARD CLASS EXPENSE LIMIT	SERVICE CLASS EXPENSE LIMIT	EFFECTIVE DATE	TERMINATION DATE
Allocation Fund
LVIP Channing Small Cap Value Fund	0.88%	1.13%	July 1, 2022	April 30, 2024
LVIP ClearBridge Franklin Select Large Cap Managed Volatility Fund	0.675%	1.025%	May 1, 2022	April 30, 2023
LVIP Delaware Wealth Builder Fund	0.71%	0.96%	May 1, 2022	April 30, 2023
LVIP Delaware U.S. Growth Fund [2]	0.73%	1.03%	May 1, 2022	April 30, 2023
LVIP Delaware Value Fund [3]	0.69%	0.99%	May 1, 2022	April 30, 2023
LVIP Delaware Diversified Income Fund [4]	0.54%	0.84%	May 1, 2022	April 30, 2023
LVIP Delaware Limited-Term Diversified Income Fund [5]	0.53%	0.83%	May 1, 2022	April 30, 2023
LVIP Delaware SMID Cap Core Fund [6]	0.80%	1.10%	May 1, 2022	April 30, 2023
LVIP Delaware High Yield Fund [7]	0.74%	1.04%	May 1, 2022	April 30, 2023

2 Effective upon the adoption of the Delaware VIP U.S. Growth Series into the LVIP Delaware U.S. Growth Fund (the “Fund”) on May 1, 2021, LIAC agreed to limit the Fund’s Operating Expenses at the levels shown above for two years following the reorganization. The intended effect of this limit is to limit the Fund’s net annual fund operating expense ratio to 0.73% (for Standard class) and 1.03% (for Service class) until April 30, 2023. After April 30, 2023, LIAC may amend this expense limit only with the Board’s consent.

3 Effective upon the adoption of the Delaware VIP Value Series into the LVIP Delaware Value Fund (the “Fund”) on May 1, 2021, LIAC agreed to limit the Fund’s Operating Expenses at the levels shown above for two years following the reorganization. The intended effect of this limit is to limit the Fund’s net annual fund operating expense ratio to 0.69% (for Standard class) and 0.99% (for Service class) until April 30, 2023. After April 30, 2023, LIAC may amend this expense limit only with the Board’s consent.

4 Effective upon the adoption of the Delaware VIP Diversified Income Series into the LVIP Delaware Diversified Income Fund (the “Fund”) on May 1, 2021, LIAC agreed to limit the Fund’s Operating Expenses at the levels shown above for two years following the reorganization. The intended effect of this limit is to limit the Fund’s net annual fund operating expense ratio to 0.54% (for Standard class) and 0.84% (for Service class) until April 30, 2023. After April 30, 2023, LIAC may amend this expense limit only with the Board’s consent.

5 Effective upon the adoption of the Delaware VIP Diversified Limited-Term Income Series into the LVIP Delaware Diversified Limited-Term Income Fund (the “Fund”) on May 1, 2021, LIAC agreed to limit the Fund’s Operating Expenses at the levels shown above for two years following the reorganization. The intended effect of this limit is to limit the Fund’s net annual fund operating expense ratio to 0.53% (for Standard class) and 0.83% (for Service class) until April 30, 2023. After April 30, 2023, LIAC may amend this expense limit only with the Board’s consent.

6 Effective upon the adoption of the Delaware VIP Smid Cap Core Series into the LVIP Delaware SMID Cap Core Fund (the “Fund”) on May 1, 2021, LIAC agreed to limit the Fund’s Operating Expenses at the levels shown above for two years following the reorganization. The intended effect of this limit is to limit the Fund’s net annual fund operating expense ratio to 0.80% (for Standard class) and 1.10% (for Service class) until April 30, 2023. After April 30, 2023, LIAC may amend this expense limit only with the Board’s consent.

7 Effective upon the adoption of the Delaware VIP High Yield Series into the LVIP Delaware High Yield Fund (the “Fund”) on May 1, 2021, LIAC agreed to limit the Fund’s Operating Expenses at the levels shown above for two

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LVIP FUND NAME	STANDARD CLASS EXPENSE LIMIT	SERVICE CLASS EXPENSE LIMIT	EFFECTIVE DATE	TERMINATION DATE
LVIP Delaware REIT Fund [8]	0.83%	1.13%	May 1, 2022	April 30, 2023
LVIP Dimensional International Core Equity Fund	0.62%	0.87%	May 1, 2022	April 30, 2023
LVIP Franklin Templeton Multi-Asset Opportunities Fund	0.42%	0.67%	May 1, 2022	April 30, 2023
LVIP Fidelity Institutional AM® Select Core Equity Managed Volatility Fund	0.095%	0.445%	May 1, 2022	April 30, 2023
LVIP Global Aggressive Growth Allocation Managed Risk Fund	0.325%	0.575%	May 1, 2022	April 30, 2023
LVIP Invesco Select Equity Income Managed Volatility Fund [9]	0.565%	0.915%	May 1, 2022	April 30, 2023
LVIP JPMorgan Retirement Income Fund	0.38%	0.63%	April 1, 2022	April 30, 2023
LVIP Loomis Sayles Global Growth Fund	0.77%	1.12%	May 1, 2022	April 30, 2023
LVIP MFS International Equity Managed Volatility Fund	0.185%	0.435%	May 1, 2022	April 30, 2023
LVIP Multi-Manager Global Equity Managed Volatility Fund	0.21%	0.56%	May 1, 2022	April 30, 2023
LVIP PIMCO Low Duration Bond Fund	0.50%	0.75%	May 1, 2022	April 30, 2023
LVIP SSGA Conservative Index Allocation Fund	0.20%	0.45%	May 1, 2022	April 30, 2023
LVIP SSGA Emerging Markets Equity Index Fund	0.50%	0.75%	May 1, 2022	April 30, 2023
LVIP SSGA International Index Fund	0.39%	0.64%	May 1, 2022	April 30, 2023
LVIP SSGA International Managed Volatility Fund	0.245%	0.495%	May 1, 2022	April 30, 2023
LVIP SSGA Large Cap Managed Volatility Fund	0.245%	0.495%	May 1, 2022	April 30, 2023
LVIP SSGA Short-Term Bond	0.3625%	0.6125%	May 1, 2022	April 30, 2023

years following the reorganization. The intended effect of this limit is to limit the Fund’s net annual fund operating expense ratio to 0.74% (for Standard class) and 1.04% (for Service class) until April 30, 2023. After April 30, 2023, LIAC may amend this expense limit only with the Board’s consent.

8 Effective upon the adoption of the Delaware VIP REIT Series into the LVIP Delaware REIT Fund (the “Fund”) on May 1, 2021, LIAC agreed to limit the Fund’s Operating Expenses at the levels shown above for two years following the reorganization. The intended effect of this limit is to limit the Fund’s net annual fund operating expense ratio to 0.83% (for Standard class) and 1.13% (for Service class) until April 30, 2023. After April 30, 2023, LIAC may amend this expense limit only with the Board’s consent.

9 May be amended only with Board consent.

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LVIP FUND NAME	STANDARD CLASS EXPENSE LIMIT	SERVICE CLASS EXPENSE LIMIT	EFFECTIVE DATE	TERMINATION DATE
Index Fund
LVIP SSGA Nasdaq-100 Index Fund	0.45%	0.70%	May 1, 2022	April 30, 2023
LVIP SSGA SMID Cap Managed Volatility Fund	0.245%	0.495%	May 1, 2022	April 30, 2023
LVIP T. Rowe Price 2010 Fund	0.27%	0.52%	May 1, 2022	April 30, 2023
LVIP T. Rowe Price 2020 Fund	0.24%	0.49%	May 1, 2022	April 30, 2023
LVIP T. Rowe Price 2030 Fund	0.25%	0.50%	May 1, 2022	April 30, 2023
LVIP T. Rowe Price 2040 Fund	0.26%	0.51%	May 1, 2022	April 30, 2023
LVIP T. Rowe Price 2050 Fund	0.27%	0.52%	May 1, 2022	April 30, 2023
LVIP T. Rowe Price 2060 Fund	0.27%	0.52%	May 1, 2022	April 30, 2023
LVIP U.S. Aggressive Growth Allocation Managed Risk Fund	0.315%	0.565%	May 1, 2022	April 30, 2023

MASTER-FEEDER FUNDS
LVIP American Global Small Capitalization Fund	0.10% [10] Service II Class	N/A	May 1, 2022	April 30, 2023

10 Applies only to “Other Expenses” as such term is used in the Fund’s prospectus.

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The parties hereto have caused this SCHEDULE A to be signed by their duly authorized officers as of March 11, 2022 and effective in accordance with the dates noted above.

LINCOLN INVESTMENT ADVISORS CORPORATION	LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of each of its Funds listed on Schedule A

By: /s/Benjamin A. Richer	By: /s/William P. Flory, Jr.
Name: Benjamin A. Richer	Name: William P. Flory, Jr.
Title: President	Title: Vice President & Chief Accounting Officer

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